As filed with the Securities and Exchange Commission on August 17, 2007 Reg. No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

PROMOTORA VALLE HERMOSA
(Exact name of registrant as specified in its charter)

COLORADO	02-0755762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

1809 EAST BROADWAY STREET, SUITE 346
OVIEDO, FLORIDA 32765
USA
(Address of principal executive offices)
________________________________________________

EMPLOYMENT AGREEMENT BETWEEN JORGE NAVAREZ
AND PROMOTORA VALLE HERMOSA INC.
(Full title of plan)
________________________________

EMPLOYMENT AGREEMENT BETWEEN MARGARITA ROMERO
AND PROMOTORA VALLE HERMOSA INC.
(Full title of plan)
________________________________

CONSULTING AGREEMENT BETWEEN ELLA OTT
AND PROMOTORA VALLE HERMOSA INC.
(Full title of plan)
________________________________

CONSULTING AGREEMENT BETWEEN GLENN GOLDBERG, ESQ.
AND PROMOTORA VALLE HERMOSA INC.
(Full title of plan)
________________________________
Maria Fernanda Rosales
1809 East Broadway St., Suite 346
Oviedo, Florida 32765
(Name and address of agent for service)
Phone Number
(Telephone number including area code of agent for service)
Copy to:
Glenn Goldberg
Goldberg Law Group
200 Central Avenue, Ste 290
St. Petersburg, Florida 33701

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value	345,000	$1.25 (2)	$431,250 (2)	$13.24

(1) The employment agreement between the Company and Jorge Narvaez provides for consulting services to be rendered by Jorge Narvaez to the Company on a periodic basis. The Company has chosen to compensate Jorge Narvaez for consulting services rendered, in part, by issuing 250,000 shares of the Company’s common stock to Jorge Narvaez on this Form S-8 registration statement. The Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The employment agreement between the Company and Margarita Romero provides for consulting services to be rendered by Margarita Romero to the Company on a periodic basis. The Company has chosen to compensate Margarita Romero for consulting services rendered, in part, by issuing 50,000 shares of the Company’s common stock to Margarita Romero on this Form S-8 registration statement. The Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The employment agreement between the Company and Ella Ott provides for consulting services to be rendered by Ella Ott to the Company on a periodic basis. The Company has chosen to compensate Ella Ott for consulting services rendered, in part, by issuing 30,000 shares of the Company’s common stock to Ella Ott on this Form S-8 registration statement. The Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The consulting agreement between the Company and Glenn Goldberg provides for consulting services to be rendered by Glenn Goldberg to the Company on a periodic basis. The Company has chosen to compensate Glenn Goldberg for professional services rendered, in part, by issuing 15,000 shares of the Company’s common stock to Glenn Goldberg on this Form S-8 registration statement. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(2) A) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the common stock on August 17, 2007, as reported on the OTC Bulletin Board

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PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS
Item 1.	Plan Information *
Item 2.	Registrant Information and Employee Plan Annual Information.*

*Information required by part 1 to be contained in the section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.
PART II
Item 3.	Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)  The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

(b)  The Company's Quarterly Report on Form 10-QSB for the fiscal quarters ending June 30, 2007 and March 31, 2007, and reports on Form 8-K filed July 19 , 2007, June 27, 2007, May 30, 2007, March 6, 2007, June 29, 2006, August 15, 2006, August 31, 2006, as amended September 15, 2006, as amended October 23, 2006, November 3, 2006, November 9, 2006 and December 4, 2006.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.
Item 5.	Interests of Named Experts and Counsel

The validity of the securities that may be offered under the Consulting Agreement will be passed upon for the Company by the Goldberg Law group, PA, 200 Central Avenue, Suite 290, St. Petersburg, Florida 33701. As of the date of this Registration Statement, Glenn Goldberg, the principal of the Goldberg Law Group, PA, holds 667 shares of the Company’s Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation provide that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages for breach of fiduciary duty as a director or officer of this corporation. Our bylaws and Articles of Incorporation also provide that we shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each person who serves at any time as a director, officer, employee or agent of the Company from and against any and all expenses, judgments, fines, settlements and other amounts actually and reasonable incurred in connection with any proceeding arising by reason of the fact that he is or was a director, officer, employee or agent of the Company. We also have the power to defend such person from all suits or claims in accord with the Nevada Revised Statutes. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation.

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     Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.
Item 8.	Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 6.

ITEM 9.	UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oviedo, Florida on August 14, 2007.

PROMOTORA VALLE HERMOSA
a Colorado corporation

By:    Ramon Rosales, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ramon Rosales	President, Chief Executive Officer and Director	August 17, 2007

/s/	Chief Financial Officer and Director	August 17, 2007

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INDEX TO EXHIBITS

5.1	Opinion of the Goldberg Laew Group, PA

10.19	Consulting Agreement between Jorge Navarez and Promotora Valle Hemrosa Inc.

10.20	Consulting Agreement between Margarita Romero and Promotora Valle Hemrosa Inc.

10.21	Consulting Agreement between Ella Ott. and Promotora Valle Hemrosa Inc.

10.22	Consulting Agreement between Glenn Goldberg and Promotora Valle Hemrosa Inc.

23.1	Consent of Goodman and Company, P.A.

23.2	Consent of The Goldberg Law Group, PA (contained in exhibit 5.1)

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